EXHIBIT 99.1

Report From The President

DATE:	November 20, 2025

FEDERAL HOME LOAN BANK OF NEW YORK

DECLARES A 7.60% DIVIDEND FOR THE THIRD QUARTER OF 2025

I am pleased to announce that, on November 20, 2025, our Board of Directors approved a dividend for the third quarter of 2025 of 7.60% (annualized).  The dividend proceeds will be distributed to FHLBNY member financial institutions on November 21, 2025.

Through the first nine months of the year, the FHLBNY has remained focused on delivering on our foundational mission to provide liquidity and support housing finance.  The certainty of our funding provides members with reliable support for their activities that grow local economies and strengthen communities across our District. This certainty is reflected not only in our reliability but in our results, which position the FHLBNY to continue to provide a reasonable return on our members’ investment in our cooperative.

When determining the quarterly dividend, the FHLBNY considers a range of factors, including current and projected performance, strategic initiatives, retained earnings levels, the interest rate environment and operating conditions.  It is the intent of the FHLBNY to provide a reasonable return on our members’ investment in our cooperative.

We filed our Form 10-Q for the third quarter of 2025 with the U.S. Securities and Exchange Commission on November 6, 2025.

Sincerely,

Randolph C. Snook

President and CEO

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Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

This report may contain forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These statements are based upon our current expectations and speak only as of the date hereof. These statements may use forward-looking terms, such as "projected," "expects," "may," or their negatives or other variations on these terms. The Bank cautions that, by their nature, forward-looking statements involve risk or uncertainty and that actual results could differ materially from those expressed or implied in these forward-looking statements or could affect the extent to which a particular objective, projection, estimate, or prediction is realized. These forward-looking statements involve risks and uncertainties including, but not limited to, the Risk Factors set forth in our Annual Reports on Form 10-K and our Quarterly Reports on Form 10-Q filed with the SEC, as well as regulatory and accounting rule adjustments or requirements, changes in interest rates, changes in projected business volumes, changes in prepayment speeds on mortgage assets, the cost of our funding, changes in our membership profile, the withdrawal of one or more large members, competitive pressures, shifts in demand for our products, and general economic conditions. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to revise or update publicly any forward-looking statements for any reason.

FEDERAL HOME LOAN BANK OF NEW YORK • 101 PARK AVENUE • NEW YORK, NY 10178 • T: 212.681.6000 • WWW.FHLBNY.COM